CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Axonic Funds, on behalf of the Axonic Strategic Income Fund, as filed with the Securities and Exchange Commission on or about February 28, 2025.

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Jeffrey T. Skinner
Jeffrey T. Skinner, a Partner